EXHIBIT (A)(6)

GAM Avalon Lancelot, LLC
Statement of Financial Condition  (Unaudited)
March 31, 2004
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
ASSETS
Investments in investment funds, at fair value (cost $100,643,330)                                           $117,363,700
Cash and cash equivalents                                                                                      22,898,473
Restricted cash                                                                                                   483,970
Other assets                                                                                                       10,574
                                                                                                             ------------
   TOTAL ASSETS                                                                                               140,756,717
                                                                                                             ------------
LIABILITIES
Subscriptions received in advance                                                                               6,666,850
Tender payable                                                                                                    483,970
Management fee                                                                                                    216,913
Other accrued expenses                                                                                            121,973
                                                                                                             ------------
   TOTAL LIABILITIES                                                                                            7,489,706
                                                                                                             ------------
        NET ASSETS                                                                                           $133,267,011
                                                                                                             ============
MEMBERS' CAPITAL
Represented by:
Net capital                                                                                                  $116,546,641
Net unrealized appreciation on investments in investment funds                                                 16,720,370
                                                                                                             ------------
   MEMBERS' CAPITAL                                                                                          $133,267,011
                                                                                                             ============
   Net asset value per outstanding unit of limited liability company
     interest ($133,267,011 / 1,186,688 units outstanding)                                                   $     112.30
                                                                                                             ============
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GAM Avalon Lancelot, LLC
Statement of Financial Condition (Unaudited)
March 31, 2004
--------------------------------------------------------------------------------

INVESTMENT INCOME

   Interest                                                                                                  $     14,745
                                                                                                             ------------
EXPENSES
   Management fee                                                                                               1,910,178
   Administrative and accounting fees                                                                              94,989
   Investor services fees                                                                                          84,236
   Professional fees                                                                                               65,224
   Custody fees and expenses                                                                                       15,689
   Directors' fees                                                                                                 14,500
   Other                                                                                                           20,933
                                                                                                             ------------
     Total expenses                                                                                             2,205,749
                                                                                                             ------------
     NET INVESTMENT LOSS                                                                                       (2,191,004)
                                                                                                             ------------
REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS
     Net realized gain from investments in investment funds                                                       477,491
     Unrealized appreciation on investments in investment funds                                                14,881,858
                                                                                                             ------------
     NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS                                     15,359,349
                                                                                                             ------------
     NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS                                                $ 13,168,345
                                                                                                             ============
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